U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 28, 2010

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Commission File No. 000-53612
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Bonanza Goldfields Corp.
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

736 East Braeburn Drive, Phoenix, AZ  85022
(Address of principal executive offices)

 (602) 488-4958
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 28, 2010, Chris Tomkinson resigned as Chief Executive Officer, President, and Secretary.  Mr. Tomkinson had no disagreement with the Company on any matter related to Bonanza Goldfields Corp.'s operations, policies or practices and is remaining with Bonanza Goldfields Corp as a member of the Board of Directors and its Chief Financial Officer.

Effective October 28, 2010, David Janney was appointed as a member of the Board of Directors of the Bonanza Goldfields Corp. Effective October 28, 2010, David Janney was been hired to serve as our President, Secretary, and Chief Executive Officer. His biography is below:

David Janney.  Since April 2010, Mr. Janney was President and Secretary of Global Mineral Resource Corporation.  Since January 2005, Mr. Janney founded and remains the owner of Telecable Las Terrenas, CxA a leading fiber optic cable communications provider in the Caribbean.  Since January 2010, Mr. Janney has served as a member of the board of directors for Henry Haas Mining Management, LLC. From January 1987, through February 2010, Mr. Janney has served as a member of the board of directors for Gregorie Neck Timber Corporation, LLC.  From February 2003,  through February 2008, Mr. Janney has served as a member of the board of directors for  Dayton Hydraulic Corporation. Mr. Janney has a BA degree from Trinity College in cultural anthropology and economics and an MBA from the University of Phoenix.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Bonanza Goldfields Corp.
Date: November 3, 2010	By:	/s/ David Janney
David Janney
Chief Executive Officer